Exhibit 99.1

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Kindred Healthcare, Inc.:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations and comprehensive income (loss), of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Centerre Healthcare Corporation and its subsidiaries at December 31, 2014, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky

September 15, 2015

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2014

Revenues	$169,792,927

Salaries, wages and benefits	66,135,579
Supplies	8,161,981
Rent	18,289,616
Other operating expenses	10,053,010
General and administrative expenses (exclusive of depreciation expense included below)	68,129,927
Other income, net	(152,695)
Depreciation	3,159,350
Interest expense	738,254

174,515,022

Loss before income taxes and equity investment earnings	(4,722,095)
Benefit for income taxes	(4,688,066)

Loss before equity investment earnings	(34,029)
Equity investment earnings	1,423,191

Net income	1,389,162
Earnings attributable to noncontrolling interests	(12,020,515)

Loss attributable to Centerre	(10,631,353)
Other comprehensive income	—

Comprehensive loss attributable to Centerre	$(10,631,353)

See accompanying notes.

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$47,510,477
Accounts receivable less allowance for loss of $2,850,372	28,807,945
Inventories	1,447,056
Deferred tax assets	154,531
Income tax receivable	586,810
Other	2,736,488

81,243,307
Property and equipment, at cost:
Buildings	2,354,175
Equipment	24,809,540

27,163,715
Accumulated depreciation	(12,256,020)

14,907,695
Investment in subsidiary	2,765,331
Goodwill	51,654,000
Intangible assets	84,226
Deferred tax assets	12,972,583
Other	251,679

Total assets (a)	$163,878,821

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Current liabilities:
Accounts payable	$3,839,809
Accrued expenses related party	3,418,186
Salaries, wages and other compensation	27,927,891
Payable to Kindred Healthcare, Inc.	38,403,779
Other accrued liabilities	2,720,467
Revolving line of credit	2,498,740
Notes payable and capital lease obligations due within one year	1,365,007

80,173,879
Notes payable and capital lease obligations	1,568,972
Deferred rent and other liabilities	6,888,200
Commitments and contingencies (Note 4)
Series C redeemable convertible preferred stock, $0.001 par value; authorized 23,034,850 shares; 23,029,287 shares issued and outstanding	17,472,527
Series B redeemable convertible preferred stock, $0.001 par value; authorized 47,710,560 shares; 38,423,291 shares issued and outstanding	29,287,602
Series A/A-1 redeemable convertible preferred stock, $0.001 par value; authorized 11,645,143 shares; 10,798,948 shares issued and outstanding	9,409,186
Equity:
Shareholders’ equity:
Common stock, $0.001 par value; authorized 95,504,666 shares; 4,561,750 shares issued and outstanding	4,561
Additional paid-in capital	2,204,588
Accumulated deficit	(28,086,781)

(25,877,632)
Noncontrolling interests	44,956,087

Total equity	19,078,455

Total liabilities (a), redeemable convertible preferred stock and equity	$163,878,821

(a)	The Corporation’s consolidated assets as of December 31, 2014 include total assets of variable interest entities of $118.1 million, which can only be used to settle the obligations of the variable interest entities. The Corporation’s consolidated liabilities as of December 31, 2014 include total liabilities of variable interest entities of $27.2 million. See Note 1 of the notes to consolidated financial statements.

See accompanying notes.

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2014

	Attributable to Centerre shareholders
	Common stock shares	Common stock par value	Additional paid-in capital	Accumulated deficit	Noncontrolling interests	Total
Balances, December 31, 2013	4,555,500	$4,555	$2,174,182	$(17,360,932)	$27,936,721	$12,754,526
Accretion of stock issuance costs	—	—	—	(37,761)	—	(37,761)
Issuance of common stock in connection with employee benefit plans	6,250	6	1,306	—	—	1,312
Stock-based compensation costs	—	—	29,100	—	—	29,100
Contributions made by noncontrolling interests	—	—	—	—	18,560,232	18,560,232
Distributions to noncontrolling interests	—	—	—	—	(13,561,381)	(13,561,381)
Net income (loss)	—	—	—	(10,631,353)	12,020,515	1,389,162
Other	—	—	—	(56,735)	—	(56,735)

Balances, December 31, 2014	4,561,750	$4,561	$2,204,588	$(28,086,781)	$44,956,087	$19,078,455

See accompanying notes.

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2014

Cash flows from operating activities:
Net income	$1,389,162
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,159,350
Amortization of loan issuance costs	143,455
Amortization of stock-based compensation costs	29,100
Provision for doubtful accounts	1,735,093
Deferred income taxes	(4,718,762)
Deferred rent	1,463,749
Equity investment earnings	(1,423,191)
Distributions from equity method subsidiary	1,186,444
Other	3,481
Change in operating assets and liabilities:
Accounts receivable	(10,942,315)
Inventories and other assets	(2,314,840)
Accounts payable	3,080,030
Accrued expenses related party	(1,669,072)
Other accrued liabilities	29,001,422

Net cash provided by operating activities	20,123,106

Cash flows from investing activities:
Purchases of property and equipment	(6,905,148)
Other, net	(175,458)

Net cash used in investing activities	(7,080,606)

Cash flows from financing activities:
Net proceeds from borrowings under line of credit	998,740
Proceeds on notes payable	5,252,264
Repayment of notes payable and capital lease obligations	(2,808,223)
Issuance of common stock in connection with employee benefit plans	1,312
Acquisition deposit from Kindred Healthcare, Inc.	20,037,017
Contributions made by noncontrolling interests	1,906,232
Distributions to noncontrolling interests	(13,561,381)

Net cash provided by financing activities	11,825,961

Change in cash and cash equivalents	24,868,461
Cash and cash equivalents at beginning of period	22,642,016

Cash and cash equivalents at end of period	$47,510,477

Supplemental information:
Interest payments	$508,695
Income tax payments	387,500
Capital lease additions to property and equipment	827,648
Note paid by Kindred Healthcare, Inc.	13,625,000
Non-cash contributions made by noncontrolling interests	16,654,000

See accompanying notes.

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ACCOUNTING POLICIES

Reporting entity

Centerre Healthcare Corporation (the “Corporation”) is a national company dedicated to developing and operating inpatient rehabilitation hospitals (“IRFs”) in partnership with leading acute hospitals. The Corporation was incorporated in the state of Delaware in 1999.

On January 1, 2015, Kindred Healthcare, Inc. (“Kindred”) completed the acquisition of the Corporation for a purchase price of approximately $195,000,000 in cash.

Basis of presentation

The consolidated financial statements include all subsidiaries that the Corporation controls, including variable interest entities (“VIEs”) for which the Corporation is the primary beneficiary. All intercompany transactions have been eliminated.

The Corporation has a partnership interest in and provides certain management services for fourteen IRFs located in Pennsylvania, Missouri, Texas, Wisconsin, Oklahoma, Ohio and Indiana. Of these, three were in development stages and were not opened and operating as of December 31, 2014. See Note 11.

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and include amounts based upon the estimates and judgments of management. Actual amounts may differ from those estimates.

Variable interest entities

The Corporation follows the provisions of the authoritative guidance for determining whether an entity is a VIE. In order to determine if the Corporation is a primary beneficiary of a VIE for financial reporting purposes, it must consider whether it has the power to direct activities of the VIE that most significantly impact the performance of the VIE and whether it has the obligation to absorb losses or the right to receive returns that would be significant to the VIE. The Corporation consolidates a VIE when it is the primary beneficiary.

Each entity operating one of the IRFs is subject to a partnership and a management services agreement with the Corporation. Under GAAP, the Corporation determined that all of the entities qualify as VIEs and that the Corporation is the primary beneficiary in all but one arrangement. The Corporation holds an equity interest and acts as manager in each of the entities. Through the management services agreement, the Corporation is delegated necessary responsibilities to provide management services, administrative services and direction of the day-to-day operations. Based on the Corporation’s assessment of the most significant activities of the IRFs, the manager has the ability to direct the majority of those activities of the entities except for one entity accounted for using the equity method.

The analysis upon which the consolidation determination rests is complex, involves uncertainties, and requires significant judgment on various matters, some of which could be subject to different interpretations.

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 – ACCOUNTING POLICIES (Continued)

Variable interest entities (Continued)

The Corporation’s subsidiary ownership percentages as of December 31, 2014 are as follows:

Subsidiary	Percentage	Method
Lancaster Rehabilitation Hospital, LLP (“Lancaster”)	50.00%	Consolidation
Mercy Rehabilitation Hospital - St. Louis, LLC (“St. Louis”)	50.50%	Consolidation
Madison Rehabilitation Hospital, LLC	49.90%	Consolidation
Rehabilitation Hospital of Wisconsin, LLC (“RHOW”)	51.00%	Consolidation
Texas Rehabilitation Hospital of Fort Worth, LLC	70.00%	Consolidation
Mercy Rehabilitation Hospital, LLC (“OKC”)	50.50%	Consolidation
Beachwood RH, LLC (“Beachwood”)	55.00%	Consolidation
Community Health Network Rehabilitation Hospital, LLC	49.00%	Consolidation
St. Mary Rehabilitation Hospital, LLP (“SMRH”)	41.00%	Consolidation
Mercy Rehabilitation Hospital Springfield, LLC (“Springfield”)	50.50%	Consolidation
Baptist Memorial Rehabilitation Hospital, G.P. (“Baptist”)	45.00%	Consolidation
Texas Rehabilitation Hospital of Arlington, LLC	51.00%	Consolidation
Avon RH, LLC	55.00%	Consolidation
MHS-CHC I, LP (“Methodist”)	31.00%	Equity Method

The carrying amounts and classifications of the assets and liabilities of the consolidated VIEs as of December 31, 2014 are as follows:

Assets:
Current assets:
Cash and cash equivalents	$19,449,198
Accounts receivable, net	28,163,368
Inventories	1,447,056
Other	2,445,689

51,505,311
Property and equipment, net	14,581,484
Goodwill	51,654,000
Intangible assets	84,226
Other	228,708

Total assets	$118,053,729

Liabilities:
Current liabilities:
Accounts payable	$2,701,254
Accrued expenses related party	5,453,591
Salaries, wages and other compensation	4,567,476
Other accrued liabilities	2,669,794
Revolving line of credit	2,498,740
Notes payable and capital lease obligations due within one year	1,365,007

19,255,862
Notes payable and capital lease obligations	1,568,972
Deferred rent and other liabilities	6,333,513

Total liabilities	$27,158,347

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 – ACCOUNTING POLICIES (Continued)

Recently issued accounting requirements

In February 2015, the Financial Accounting Standards Board (the “FASB”) issued authoritative guidance which changes the evaluation of certain legal entities for consolidation. Specifically, the amendments (i) modify the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities, (ii) eliminate the presumption that a general partner should consolidate a limited partnership, (iii) affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships and (iv) provide a scope exception from consolidation guidance for reporting entities with interests in legal entities in certain investment funds. The guidance is effective for all interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted for all entities. The amendments are not expected to have a material impact on the Corporation’s business, financial position, results of operations or liquidity.

In January 2015, the FASB issued authoritative guidance to eliminate from GAAP the concept of extraordinary items. The FASB issued this update as part of its initiative to reduce complexity in accounting standards, also referred to as the Simplification Initiative. The guidance is effective for all interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted for all entities. The guidance will not have an impact on the Corporation’s business, financial position, results of operations or liquidity.

In August 2014, the FASB issued authoritative guidance requiring management to evaluate whether there are conditions and events that raise substantial doubt about the entity’s ability to continue as a going concern and to provide disclosures in certain circumstances. The guidance is effective for annual and interim periods beginning after December 15, 2016. The Corporation does not expect this guidance to have a material impact on its consolidated financial statements.

In June 2014, the FASB issued authoritative guidance which changes the requirements for accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period. This guidance is effective for annual and interim periods beginning on or after December 15, 2015. The adoption of this standard is not expected to have a material impact on the Corporation’s business, financial position, results of operations or liquidity.

In May 2014, the FASB issued authoritative guidance which changes the requirements for recognizing revenue when entities enter into contracts with customers. Under the new provisions, an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. It also requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. In July 2015, the FASB finalized a one year deferral of the new revenue standard with an updated effective date for annual and interim periods beginning on or after December 15, 2017. Entities are not permitted to adopt the standard earlier than the original effective date, which is on or after December 31, 2016. The Corporation is still assessing this guidance.

In April 2014, the FASB issued authoritative guidance which changes the requirements for reporting discontinued operations. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when any of the following occurs: (1) the component or group of components meets the criteria to be classified as held for sale, (2) the component or group of components is disposed of by sale, or (3) the component or group of components is disposed of other than by sale (for example, abandonment). The entity shall present separately, for each comparative period, the assets and liabilities of the discontinued operation in the statement of financial position. In addition to the required disclosures for discontinued operations, entities also will be required to provide disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The guidance also states an entity shall expand disclosures about significant continuing involvement with a discontinued operation, until the results of operations of the discontinued operation are no longer presented in the statement of operations. The guidance is applicable prospectively for all disposals that occur within annual periods beginning on or after December 15, 2014 and early adoption is permitted. The adoption of the guidance is not expected to have a material impact on the Corporation’s business, financial position, results of operations or liquidity.

Revenues

The IRFs recognize revenues in the period in which services are performed. Accounts receivable primarily consist of amounts due from third-party payors and patients. Amounts the IRFs receive for treatment of patients covered by governmental programs such as Medicare and Medicaid and other third-party payors such as health maintenance organizations, preferred provider organizations and other private insurers are generally less than the IRFs’ established billing rates. Accordingly, the revenues and accounts receivable reported in the consolidated financial statements are recorded at the net amount expected to be received.

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 – ACCOUNTING POLICIES (Continued)

Revenues (Continued)

The IRFs derive a significant portion of their revenues from Medicare, Medicaid and other payors that receive discounts from their established billing rates. The IRFs estimate the total amount of these discounts to prepare their financial statements. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. The IRFs estimate the allowance for contractual discounts on a patient-specific basis given their interpretation of the applicable regulations or contract terms. These interpretations sometimes result in payments that differ from the IRFs’ estimates. Additionally, updated regulations and contract renegotiations occur frequently, necessitating regular review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect revenues reported in the consolidated statement of operations and comprehensive income (loss).

Self-pay revenues are derived primarily from patients who do not have any form of third-party healthcare coverage. The revenues associated with self-pay patients are generally reported at the IRFs’ gross charges. The IRFs evaluate these patients, after the patient’s medical condition is determined to be stable, for their ability to pay based upon federal and state poverty guidelines, qualifications for Medicaid or other governmental assistance programs, as well as the IRFs’ policy for charity/indigent care.

A summary of revenues by payor type follows:

Year ended December 31, 2014
Medicare	$100,743,765
Other	69,049,162

$169,792,927

The Corporation’s management recognizes that revenues and receivables from government agencies are significant to the IRFs’ operations, but it does not believe that there are significant credit risks associated with these governmental agencies. The Corporation’s management does not believe that there are any other significant concentrations of revenues from any particular payor that would subject the IRFs to any significant credit risks in the collection of their accounts receivable.

Charity care

The IRFs provide care without charge to certain patients who qualify under their charity care policies. For the year ended December 31, 2014, the IRFs provided charity care services with direct and indirect costs of $1,067,173, which was estimated using the average cost per patient day. The IRFs do not report a charity care patient’s charges in revenues or in the provision for doubtful accounts, as it is the IRFs’ policy not to pursue collection of amounts related to services provided to these patients.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with an original maturity of three months or less when purchased.

The Corporation maintains cash and cash equivalents on deposit at banks in excess of federally insured amounts. The Corporation has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk related to cash and cash equivalents.

Cash and cash equivalents include $20,037,017 for an acquisition deposit from Kindred. See Note 9.

Accounts receivable

Accounts receivable primarily consist of amounts due from third-party payors and patients. The IRFs’ ability to collect outstanding receivables is critical to its results of operations and cash flows. To provide for accounts receivable that could become uncollectible in the future, the IRFs establish an allowance for doubtful accounts to reduce the carrying value of such receivables to their estimated net realizable value. The primary uncertainty of such allowances lies with uninsured patient receivables and deductibles, co-payments or other amounts due from individual patients.

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 – ACCOUNTING POLICIES (Continued)

Accounts receivable (Continued)

The IRFs’ policy to record an allowance for doubtful accounts is based upon a percentage of net receivables by age of balance after discharge date. The IRFs have an established process to determine the adequacy of the allowance for doubtful accounts that relies on a number of analytical tools and benchmarks to arrive at a reasonable allowance. No single statistic or measurement determines the adequacy of the allowance for doubtful accounts. Some of the analytical tools that the IRFs utilize include, but are not limited to, historical cash collection experience, revenue trends by payor classification and revenue days in accounts receivable. Individual patient accounts receivable are written off after collection efforts have been followed in accordance with the IRFs’ policies.

The provision for doubtful accounts totaled $1,735,093 for 2014 and is presented net of revenues in the accompanying consolidated statement of operations and comprehensive income (loss).

Cost report settlements

Revenue under third-party payor agreements is subject to audit and retroactive adjustment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued and interim and final settlements are reported in operations in the year of settlement. Adjustments relating to tentative or final settlements to estimated reimbursement amounts resulted in an increase in net patient service revenue of $395,061 for the year ended December 31, 2014. Cost report settlement balances of $650,785 and $516,445 are included in accounts receivable and other current liabilities, respectively, in the accompanying consolidated financial statements.

Inventories

Inventories consist primarily of operating supplies used in the direct or indirect treatment of patients and are stated at the lower of cost (first-in, first-out) or market.

Property and equipment

Property and equipment are recorded at cost. Depreciation is recognized using the straight-line method over the estimated useful lives of equipment which range from 3 to 15 years. Leasehold improvements are amortized over the shorter of the estimated useful life or the respective lease term. Depreciation expense, computed by the straight-line method, was $3,159,350 for the year ended December 31, 2014.

Expenditures for repairs, maintenance and minor renewals are charged to income as incurred. Expenditures, including the cost of parts and internal labor, which improve an asset or extend its estimated useful life, are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in operations.

The carrying value of property and equipment is assessed for recoverability by management based on analysis of future undiscounted cash flows expected to result from the use and expected disposition of the asset. An impairment loss is recognized if the carrying amount of the asset is not recoverable and exceeds its fair value. Management believes there has been no impairment at December 31, 2014.

Goodwill and intangible assets

In conjunction with the initial capitalization of each IRF, the other partner typically contributes its previously existing rehabilitation line of business. These contributions do not include significant tangible assets or liabilities. The fair values of the contributed businesses are recognized as goodwill. A summary of goodwill and intangible assets follows:

	Goodwill	Intangible assets	Total
Balances, December 31, 2013	$35,000,000	$84,226	$35,084,226
Additions	16,654,000	—	16,654,000

Balances, December 31, 2014	$51,654,000	$84,226	$51,738,226

In conjunction with the capitalization of SMRH, Springfield and Baptist in 2014, the other partners contributed their previously existing rehabilitation lines of business, with total fair value of $16,654,000.

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 – ACCOUNTING POLICIES (Continued)

Goodwill and intangible assets (Continued)

Goodwill is reviewed for impairment annually or more frequently if certain indicators arise. The Corporation may perform a qualitative assessment or move directly to the quantitative assessment if it is more efficient or if impairment indicators exist. The Corporation applied the qualitative assessment and determined that it was more likely than not that the fair value was greater than the carrying amount at December 31, 2014. Subsequent to completing the annual qualitative goodwill impairment test, no indications of impairment were identified. Indefinite-lived intangible assets consist of costs to obtain certificates of need for two of the IRFs.

Fair value measurements

Fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, fair value accounting standards establish a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity including quoted market prices in active markets for identical assets (Level 1), or significant other observable inputs (Level 2) and the reporting entity’s own assumptions about market participant assumptions (Level 3). The Corporation did not have any fair value measurements using significant unobservable inputs (Level 3) as of December 31, 2014.

Stock option accounting

The Corporation recognizes compensation expense in its consolidated financial statements using a Black-Scholes option valuation model for non-vested stock options. See Note 7.

Other information

The Corporation has performed an evaluation of subsequent events through September 15, 2015. See Note 11.

NOTE 2 – INCOME TAXES

The provision (benefit) for income taxes is based upon the Corporation’s annual reported income or loss for each respective accounting period. The Corporation recognizes an asset or liability for the deferred tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets are recovered or liabilities are settled. The Corporation also recognizes as deferred tax assets the future tax benefits from net operating losses (“NOLs”) and capital loss carryforwards. A valuation allowance is provided for these deferred tax assets if it is more likely than not that some portion or all of the net deferred tax assets will not be realized.

Benefit for income taxes consists of the following:

Year ended December 31, 2014
Current provision	$30,696
Deferred tax benefit	(4,718,762)

$(4,688,066)

Reconciliation of federal statutory tax benefit to the benefit for income taxes follows:

Year ended December 31, 2014
Income tax benefit at federal rate	$(1,605,512)
State income tax	(297,157)
Noncontrolling interest / equity investment	(3,603,090)
Transaction costs	704,980
Other items, net	112,713

$(4,688,066)

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2 – INCOME TAXES (Continued)

Other items consist of compensation and other permanent differences, including meals, entertainment and lobbying, which are deemed immaterial.

A summary of net deferred income tax assets (liabilities) by source included in the accompanying consolidated balance sheet follows:

	Year ended December 31, 2014
	Assets	Liabilities
Property and equipment	$81,535	$—
Net operating losses	10,322,865	—
Partnership income	1,129,513	—
Compensation	154,758	—
Other	1,449,817	—

	13,138,488	$—

Reclassification of deferred tax liabilities	—

Net deferred tax assets	13,138,488
Valuation allowance	(11,374)

	$13,127,114

Deferred income taxes totaling $154,531 at December 31, 2014, were classified as current assets, and deferred income taxes totaling $12,972,583 at December 31, 2014, were classified as noncurrent assets.

The deferred income tax assets result primarily from federal and state net operating loss carryforwards. At December 31, 2014, the Corporation had $29,072,687 of net operating loss carryforwards available to offset future taxable income. The losses have a carryforward period of no more than 20 years and begin to expire in 2025 and may be subject to other limitations. Net operating loss carryforwards of $10,285,423 were generated during 2014.

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 – DEBT

In anticipation of the 2015 acquisition of the Corporation, Kindred paid off a $13,625,000 note on the Corporation’s behalf on December 31, 2014. The note had initial availability of $15,000,000. Interest was based on a variable rate of one-month LIBOR plus 2.8% with the final installment originally due in October 2016.

Lines of credit consist of the following at December 31, 2014:

Line of credit with an availability of $1,750,000, with interest payable monthly at a variable rate based on the blended rate of interest borne by one of the partners, St. Mercy Medical Center, (4.6% at December 31, 2014) with principal balance due at maturity in August 2015, secured by the assets of SMRH.	$1,500,000
Line of credit with an availability of $1,500,000, with interest payable monthly at an index rate of Prime less 0.5% (2.75% at December 31, 2014) with principal balance due at maturity in April 2015, secured by the assets of Springfield.	998,740

$2,498,740

SMRH’s variable rate revolving line of credit with availability of $1,750,000 is expected to be repaid in September 2015.

Springfield’s variable rate revolving line of credit with availability of $1,500,000 was repaid with proceeds from a note payable in April 2015.

Beachwood had a variable rate revolving line of credit with availability of $1,500,000, all of which was outstanding at December 31, 2013. On May 31, 2014, the line of credit was repaid with proceeds from a note payable.

Baptist, Lancaster and RHOW had lines of credit with availability of $1,500,000, $1,000,000 and $750,000 at December 31, 2014, respectively. There were no borrowings outstanding as of December 31, 2014. The $1,500,000 line of credit incurs interest monthly on outstanding borrowings at the prime rate less 0.5% (2.75% at December 31, 2014). The $1,000,000 line of credit incurs interest monthly on outstanding borrowings at 30-day LIBOR plus 120 basis points, floating, with a floor of 3.00% (3.00% at December 31, 2014). The $750,000 line of credit incurs interest monthly on outstanding borrowings at the prime rate (3.25% at December 31, 2014).

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 – DEBT (Continued)

Notes payable and capital lease obligations consist of the following at December 31, 2014:

Note payable due in monthly installments of $43,320, which includes principal and interest based on a fixed rate of 2.50% with final installment due in May 2017. Secured by substantially all assets of Beachwood.	$1,217,215
Note payable due in monthly installments of $32,489, which includes principal and interest based on a fixed rate of 2.30% with final installment due in October 2015. Secured by substantially all assets of St. Louis.	321,805
Note payable due in monthly installments of $21,313, which includes principal and interest based on a fixed rate of 2.30% with final installment due in October 2015. Secured by substantially all assets of OKC.	211,032
Note payable due in monthly installments of $12,000, which includes principal and interest based on a fixed rate of 6.0%, with final installment due in May 2015. Secured by substantially all assets of RHOW.	53,248
Capital lease obligation with monthly payments of $3,399, which includes principal and interest based on a fixed rate of 9.88% with final installment due in March 2016. Secured by equipment.	47,777
Capital lease obligation with monthly payments of $5,408, which includes principal and interest based on a fixed rate of 6.7% with final installment due in August 2019. Secured by equipment.	259,460
Capital lease obligation with monthly payments of $3,950, which includes principal and interest based on a fixed rate of 6.1875% with final installment due in September 2017. Secured by equipment.	119,590
Capital lease obligation with monthly payments of $5,857, which includes principal and interest based on a fixed rate of 10.0% with final installment due in May 2018. Secured by equipment.	198,537
Capital lease obligation with monthly payments of $2,442, which includes principal and interest based on a fixed rate of 6.7%, with final installment due in June 2019. Secured by equipment.	113,573
Capital lease obligation with monthly payments of $4,610, which includes principal and interest based on a fixed rate of 6.7% with final installment due in April 2019. Secured by equipment.	205,355
Capital lease obligation with monthly payments of $3,704, which includes principal and interest based on a fixed rate of 6.0%, with final installment due in September 2019. Secured by equipment.	183,335
Capital lease obligation with monthly payments of $829, which includes principal and interest based on a fixed rate of 11.98%, with final installment due in May 2015. Secured by equipment.	3,052

2,933,979
Obligations due within one year	(1,365,007)

$1,568,972

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 – DEBT (Continued)

The Corporation’s lines of credit and notes payable have certain financial covenant requirements of which the Corporation was in compliance at December 31, 2014.

The following table summarizes scheduled maturities of long-term debt for the years 2015 through 2019:

	Lines of credit	Notes payable	Capital lease obligations	Total
2015	$2,498,740	$1,080,715	$284,292	$3,863,747
2016	—	507,354	270,137	777,491
2017	—	215,231	267,717	482,948
2018	—	—	204,949	204,949
2019	—	—	103,584	103,584

The fair value of the Corporation’s debt (level 2) approximated book value as of December 31, 2014.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal – The Corporation is, from time to time, subject to various claims and legal actions arising in the normal course of business. In the opinion of management, any such claims and actions will be either adequately covered by insurance or will not have a material adverse effect on the Corporation’s financial position, results of operations or liquidity.

Payors – Laws and regulations governing Medicare, Medicaid, and other payor health care programs are complex and subject to interpretation. The IRFs’ management believes that the IRFs are in compliance with all applicable laws and regulations in all material respects. Compliance with such laws and regulations is subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare, Medicaid, and other payor health care programs.

The Centers for Medicare and Medicaid Services (“CMS”) have implemented a Recovery Audit Contractors (“RAC”) program. The purpose of the program is to reduce improper Medicare and Medicaid payments through the detection and recovery of overpayments. CMS has engaged subcontractors to perform these audits and they are being compensated on a contingency basis based on the amount of overpayments that are recovered. While management believes that all Medicare and Medicaid billings are proper and adequate support is maintained, certain aspects of Medicare and Medicaid billing, coding and support are subject to interpretation and may be viewed differently by the RAC auditors than by IRF management. During 2014 certain of the IRFs experienced claim recoveries by RAC auditors. Management has appealed these recoveries and anticipates a 90% favorable outcome based upon historical data from the Administrative Law Judge (“ALJ”). The applicable IRFs have recorded a reserve of approximately $105,000 for estimated unfavorable outcomes of these appeals within the allowance for doubtful accounts at December 31, 2014. As of December 31, 2014, there were no RAC claims that have not been recovered and are awaiting review by the ALJ. As these claims have not been recovered, and the amount of recovery, if any, is unknown, management has not recorded any reserves related to these claims or potential RAC audit at this time. During 2015, additional claims of approximately $381,000 have been recovered by RAC auditors and appealed by management.

Leases – The Corporation leases its corporate offices and IRFs through long-term operating leases expiring at various dates through 2029. Certain leases contain escalating lease payments. The Corporation’s facility rent expense, on a straight-line basis, and equipment rent expense for 2014 was $18,289,616.

Future minimum payments under non-cancelable operating leases are as follows:

2015	$19,045,460
2016	19,349,894
2017	19,587,082
2018	19,795,000
2019	20,134,000
Thereafter	172,776,000

Total	$270,687,436

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5 – PREFERRED STOCK

Series A preferred stock was issued in 2002. Subsequent to the issuance of the Series A preferred stock the investors entered into a note and warrant purchase agreements whereby the Series A investors loaned certain monies to the Corporation in exchange for promissory notes and warrants. All warrants were converted to Series A stock. In 2005, all accrued dividends related to Series A preferred stock were converted into Series A-1 preferred stock.

In June 2005, the Corporation issued its Series B preferred stock to existing and new investors. As part of that transaction, the promissory notes dated December 30, 2004 were converted (principal and interest) into shares of Series B preferred stock.

Series C preferred stock was issued to existing investors in 2008 and 2011, as part of a qualified equity financing in accordance with the bridge loan agreement. A “Qualified Equity Financing” is defined as the first sale of preferred stock of the Corporation following the date of the note purchase agreement that results in cash proceeds to the Corporation (excluding the conversion of the bridge loans) of at least $5 million. The outstanding principal and accrued interest under the bridge loans was converted into Series C preferred stock during 2008.

BVP Affiliates Fund Limited and Baird Venture Partners Limited (collectively, “Baird”), invested in Series A preferred stock, Series A-1 preferred stock and Series B preferred stock. Baird did not invest in the Series C preferred stock and as a result of the provisions of the Series C stock purchase agreement the previous classes of preferred stock held by Baird were converted to common stock during 2008 on a one-for-one basis.

In 2007, warrants were issued to holders pursuant to the Corporation’s bridge loans and warrant purchase agreements. Each lender was issued warrants amounting to 20% of the principal amount of the bridge loan issued to such lender. Each warrant shall be exercisable for that number of shares of common stock at an exercise price of $0.01. The warrants expire in July 2017. Deferred rent and other liabilities in the accompanying consolidated balance sheet included $216,483 for warrants as of December 31, 2014.

Voting

Each holder of preferred stock has voting rights equal to an equivalent number of shares of common into which it is convertible.

Conversion

Each share of preferred stock may at the option of the shareholder be converted at any time into shares of common stock by dividing the original issue price by the conversion price, as defined, subject to adjustments under specific circumstances. Each share of preferred stock automatically converts into the number of shares of common stock into which such shares are convertible immediately upon the earlier of: 1) the closing of an initial public offering which results in gross cash proceeds to the Corporation of $30,000,000 or 2) 60% of the consent of the holders of preferred stock. The preferred stock is redeemable at the option of the holder upon written notice to the Corporation of the intent to convert previously held preferred shares into common shares.

Redemption

At any time after October 10, 2016, the holders of not less than sixty percent (60%) of the then outstanding shares of Series A/A-1 preferred stock, Series B preferred stock and Series C preferred stock, voting together as a single class, on an as-converted basis (the “Preferred 60% Majority”), may elect to have the Corporation redeem their Series A/A-1 preferred stock, Series B preferred stock and Series C preferred stock at the preferred stock redemption price (defined below) by delivering written notice of such election (the “Redemption Election”) to the Corporation.

The “Preferred Stock Redemption Price” payable with respect to each share of preferred stock shall be equal to the greater of (i) the fair market value (determined without any discount for minority interest, restrictions on transfer, lack of marketability or similar factors) of such share of Series A/A-1 preferred stock, Series B preferred stock and Series C preferred stock on the date the Redemption Election is received by this Corporation, or (ii) the Original Series A/A-1 Issue Price in the case of the Series A/A-1 preferred stock, the Original Series B Issue Price in the case of the Series B preferred stock, and the Original Series C Issue Price in the case of the Series C preferred stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like), in each case plus all declared but unpaid dividends on each share of preferred stock after the date hereof to be redeemed. The Corporation is recording accretion of stock issuance costs through October 2016 based on the original issue prices.

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5 – PREFERRED STOCK (Continued)

Dividends

Holders of Series C preferred stock shall be entitled to receive noncumulative dividends at the per annum rate of 8%, out of any assets legally available thereof, prior to and in preference to any declaration or payment of any dividend of the Series A preferred stock, Series A-1 preferred stock, Series B preferred stock or common stock of the Corporation.

Holders of Series A preferred stock, Series A-1 preferred stock and Series B preferred stock shall be entitled to receive noncumulative dividends at the per annum rate of 8%, out of any assets legally available thereof, prior to and in preference to any declaration or payment of any dividend on the common stock of the Corporation.

Only declared but unpaid dividends, of which there are none as of December 31, 2014, are reflected within the consolidated financial statements.

The holders of preferred stock are also entitled to participate in dividends on common stock on an as-if converted basis.

Liquidation Preference

In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, the holders of Series C preferred stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets of the Corporation to all other holders of the Corporation’s securities, an amount per share equal to the sum of the original issue price plus all declared but unpaid dividends on those shares, or $0.7636 per share at December 31, 2014.

After the payment in full to the holders of the Series C preferred stock, the holders of Series A preferred stock, Series A-1 preferred stock and Series B preferred stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets of the Corporation to all other holders of the Corporation’s securities other than to the holders of Series C preferred stock, an amount per share equal to the sum of the original issue price plus all declared but unpaid dividends on those shares, or $1.00 per share for Series A preferred stock and Series A-1 preferred stock and $0.7636 per share for Series B preferred stock at December 31, 2014.

After payment of the liquidation preference, any remaining assets of the Corporation are distributed pro rata among the holders of the preferred stock and holders of the common stock. If upon the occurrence of such event, the assets and funds distributed among the preferred stock holders is insufficient to permit the payment to such holders of the full preferential amount, the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the preferred stock in proportion to the full proportional amount that each such holder is otherwise entitled to receive.

After payment has been made to the preferred stock shareholders, the remaining assets legally available for distribution shall be distributed among the holders of the preferred stock on an as-converted basis and common stock pro rata based on the number of shares of common stock held by each.

Upon acquisition of Centerre by Kindred in 2015, the preferred shareholders were given a cash settlement.

NOTE 6 – COMMON STOCK

The Corporation’s certificate of incorporation as amended authorizes the Corporation to issue 95,504,666 shares of $0.001 par value common stock.

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available, as and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

NOTE 7 – STOCK OPTION PLAN

In 2002, the Corporation adopted the 2002 Stock Option Plan (the “Plan”). The Plan provides for the granting of stock options to employees, outside directors and consultants of the Corporation. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to company employees (including officers and directors who are also employees). Non-qualified stock options (“NSO”) may be granted to Corporation employees and outside directors and consultants. All stock options have four year terms and expire ten years from the date of grant. The Corporation has reserved shares of common stock for issuance under the Plan.

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7 – STOCK OPTION PLAN (Continued)

In anticipation of the 2015 acquisition of the Corporation by Kindred, all outstanding stock options were cancelled on December 31, 2014. The Corporation recorded expense of $22,834,996 mainly related to the cancellation of stock options in general and administrative expenses in the accompanying consolidated statement of operations and comprehensive income (loss), which is to be paid in cash subsequent to December 31, 2014.

Stock option activity for the year ended December 31, 2014 is summarized as follows:

	Shares under option	Option price per share	Weighted average exercise price
Balances, December 31, 2013	7,711,412	$0.04 to $0.21	$0.12
Granted	250,000	0.28	0.28
Exercised	(6,250)	0.21	0.21
Cancelled	(7,955,162)	$0.04 to $0.28	0.16

Balances, December 31, 2014	—	$0.00	$0.00

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model that uses the following assumptions: 1) expected volatility; 2) expected term (in years); and 3) risk free rate. Expected volatility is based on selected public healthcare companies. The expected term of options granted is based on the vesting period. The risk-free rate for each option is based on the U.S. Treasury yield curve in effect at the time of the grant. The fair value of the options granted during 2014 was $0.075 per share. For the year ending December 31, 2014, stock compensation expense amounted to $29,100. Cash received from stock option exercises in 2014 totaled $1,312.

NOTE 8 – EQUITY METHOD INVESTMENT

Condensed financial data for the Corporation’s equity method investment as of December 31, 2014 is as follows:

Condensed statement of operations:
Net patient and other revenue	$20,630,207
Total operating expenses	16,039,268

Net income	$4,590,939

Condensed balance sheet:
Current assets	$5,462,839
Non-current assets	395,133

Total assets	$5,857,972

Current liabilities	$962,001
Non-current liabilities	631,634
Partners’ capital	4,264,337

Total liabilities and partners’ capital	$5,857,972

NOTE 9 – RELATED PARTY TRANSACTIONS

The Corporation provides certain management services to Methodist. Methodist pays the Corporation a fixed monthly management fee and also reimburses the Corporation for direct general and administrative expenses, as well as healthcare benefits. These additional expenditures are reimbursed to the Corporation at cost. Management fee revenue received from Methodist during 2014 was $347,960 and is presented within revenues in the accompanying consolidated statement of operations and comprehensive income (loss). The amount receivable from Methodist as of December 31, 2014 amounted to $49,099.

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9 – RELATED PARTY TRANSACTIONS (Continued)

The payable of $38,403,779 to Kindred in the accompanying consolidated balance sheet relates to the acquisition of the Corporation by Kindred on January 1, 2015. The payable is comprised of $20,037,017 for an acquisition deposit, $13,625,000 used to pay off a note on December 31, 2014 and $4,741,762 for acquisition costs.

NOTE 10 – CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X, Rule 3-10, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered.” The equity method has been used with respect to the parent company’s investment in subsidiaries.

On December 18, 2014, Kindred completed a private placement of $750 million aggregate principal amount of 8.00% Senior Notes due 2020 (the “Notes due 2020”) and $600 million aggregate principal amount of 8.75% Senior Notes due 2023 (the “Notes due 2023” and, together with the Notes due 2020, the “Notes”) through its 100% owned subsidiary Kindred Escrow Corp. II (the “Escrow Issuer”). The Notes were issued pursuant to the indentures, each dated as of December 18, 2014 (the “Indentures”), between the Escrow Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”). On February 2, 2015, pursuant to the first supplemental indentures, each dated as of February 2, 2015 (the “Supplemental Indentures”), among Kindred, the subsidiary guarantors named therein and the Trustee, Kindred assumed all of Escrow Issuer’s obligations under the Notes and the Indenture and the subsidiary guarantors (including Centerre Healthcare Corporation and certain of its subsidiaries) became parties to the Indentures. The Escrow Issuer was concurrently merged with and into Kindred.

The following condensed consolidating financial data present the financial position of the parent company/guarantor and the non-guarantor subsidiaries as of December 31, 2014, and the respective results of operations and cash flows for the year ended December 31, 2014. The parent company is the only guarantor.

Condensed Consolidating Statement of Operations

	Year ended December 31, 2014
	Parent company/ guarantor	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
Revenues	$5,633,026	$168,966,130	$(4,806,229)	$169,792,927

Salaries, wages and benefits	—	66,135,579	—	66,135,579
Supplies	—	8,161,981	—	8,161,981
Rent	265,563	18,024,053	—	18,289,616
Other operating expenses	275,000	14,584,239	(4,806,229)	10,053,010
General and administrative expenses	35,902,966	32,226,961	—	68,129,927
Other income, net	—	(152,695)	—	(152,695)
Depreciation	151,253	3,008,097	—	3,159,350
Interest expense	552,210	186,044	—	738,254
Equity in net income of affiliates	(16,191,637)	—	16,191,637	—

	20,955,355	142,174,259	11,385,408	174,515,022

Income (loss) before income taxes and equity investment earnings	(15,322,329)	26,791,871	(16,191,637)	(4,722,095)
Provision (benefit) for income taxes	(4,690,976)	2,910	—	(4,688,066)

Income (loss) before equity investment earnings	(10,631,353)	26,788,961	(16,191,637)	(34,029)
Equity investment earnings	—	1,423,191	—	1,423,191

Net income (loss)	(10,631,353)	28,212,152	(16,191,637)	1,389,162
Earnings attributable to noncontrolling interests	—	(12,020,515)	—	(12,020,515)

Income (loss) attributable to Centerre	(10,631,353)	16,191,637	(16,191,637)	(10,631,353)
Other comprehensive income	—	—	—	—

Comprehensive income (loss) attributable to Centerre	$(10,631,353)	$16,191,637	$(16,191,637)	$(10,631,353)

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10 – CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Balance Sheet

	As of December 31, 2014
	Parent company/ guarantor	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$28,061,279	$19,449,198	$—	$47,510,477
Accounts receivable, net	644,577	28,163,368	—	28,807,945
Inventories	—	1,447,056	—	1,447,056
Deferred tax assets	154,531	—	—	154,531
Receivable related party	4,800,736	—	(4,800,736)	—
Income tax receivable	598,302	—	(11,492)	586,810
Other	290,799	2,445,689	—	2,736,488

	34,550,224	51,505,311	(4,812,228)	81,243,307

Property and equipment, net	326,211	14,581,484	—	14,907,695
Investment in subsidiaries	45,939,295	2,765,331	(45,939,295)	2,765,331
Goodwill	—	51,654,000	—	51,654,000
Intangible assets	—	84,226	—	84,226
Deferred tax assets	12,972,583	—	—	12,972,583
Other	22,971	228,708	—	251,679

	$93,811,284	$120,819,060	$(50,751,523)	$163,878,821

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Current liabilities:
Accounts payable	$1,138,555	$2,701,254	$—	$3,839,809
Accrued expenses related party	—	8,218,922	(4,800,736)	3,418,186
Salaries, wages and other compensation	23,360,415	4,567,476	—	27,927,891
Payable to Kindred Healthcare, Inc.	38,403,779	—	—	38,403,779
Other accrued liabilities	62,165	2,658,302	—	2,720,467
Income tax payable	—	11,492	(11,492)	—
Revolving line of credit	—	2,498,740	—	2,498,740
Notes payable and capital lease obligations due within one year	—	1,365,007	—	1,365,007

	62,964,914	22,021,193	(4,812,228)	80,173,879

Notes payable and capital lease obligations	—	1,568,972	—	1,568,972
Deferred rent and other liabilities	554,687	6,333,513	—	6,888,200
Commitments and contingencies
Redeemable convertible preferred stock	56,169,315	—	—	56,169,315
Equity:
Shareholders’ equity	(25,877,632)	45,939,295	(45,939,295)	(25,877,632)
Noncontrolling interests	—	44,956,087	—	44,956,087

	(25,877,632)	90,895,382	(45,939,295)	19,078,455

	$93,811,284	$120,819,060	$(50,751,523)	$163,878,821

CENTERRE HEALTHCARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10 – CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Statement of Cash Flows

	Year ended December 31, 2014
	Parent company/ guarantor	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
Net cash provided by (used in) operating activities	$(2,666,282)	$22,789,388	$—	$20,123,106

Cash flows from investing activities:
Purchases of property and equipment	(292,965)	(6,612,183)	—	(6,905,148)
Other, net	—	(175,458)	—	(175,458)

Net cash used in investing activities	(292,965)	(6,787,641)	—	(7,080,606)

Cash flows from financing activities:
Net proceeds from borrowings under line of credit	—	998,740	—	998,740
Proceeds on notes payable	3,752,264	1,500,000	—	5,252,264
Repayment of notes payable and capital lease obligations	(1,465,050)	(1,343,173)	—	(2,808,223)
Issuance of common stock in connection with employee benefit plans	1,312	—	—	1,312
Acquisition deposit from Kindred	20,037,017	—	—	20,037,017
Contributions made by noncontrolling interests	—	1,906,232	—	1,906,232
Distributions to noncontrolling interests	—	(13,561,381)	—	(13,561,381)

Net cash provided by (used in) financing activities	22,325,543	(10,499,582)	—	11,825,961

Change in cash and cash equivalents	19,366,296	5,502,165	—	24,868,461
Cash and cash equivalents at beginning of period	8,694,983	13,947,033	—	22,642,016

Cash and cash equivalents at end of period	$28,061,279	$19,449,198	$—	$47,510,477

NOTE 11 – SUBSEQUENT EVENTS

As disclosed in Note 1, Kindred acquired the Corporation effective January 1, 2015.

From January 1, 2015 through September 15, 2015, the Corporation made contributions of $1,814,922 to the consolidated IRFs.

From January 1, 2015 through September 15, 2015, the consolidated IRFs declared and paid cash distributions of $30,310,670 to its members, of which the Corporation received $16,151,780.

From January 1, 2015 through September 15, 2015, Methodist declared and paid cash distributions of $1,456,765 to the Corporation.

The Corporation opened the IRF for Texas Rehabilitation Hospital of Arlington, LLC in July 2015.

NOTE 12 – OTHER INFORMATION

	Balance at beginning of period	Charged to costs and expenses	Deductions or payments	Balance at end of period
Allowance for loss on accounts receivable	$1,441,540	$1,735,093	$(326,261)	$2,850,372
Allowance for deferred taxes	11,374	—	—	11,374